Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports Fourth Quarter and Annual Results

Fourth Quarter 2010 Results

•	AMD revenue $1.65 billion, 2 percent sequential increase and flat year-over-year

•	Net income $375 million, EPS $0.50, operating income $413 million

•	Non-GAAP(1,2) net income $106 million, EPS $0.14, operating income $141 million

•	Gross margin 45 percent

2010 Annual Results

•	AMD revenue $6.49 billion, an increase of 20 percent year-over-year

•	Net income $471 million, EPS $0.64, operating income $848 million

•	Non-GAAP(1,2) net income $360 million, EPS $0.49, operating income $553 million

•	GAAP annual gross margin 46 percent, non-GAAP annual gross margin 45 percent

SUNNYVALE, Calif. – Jan. 20, 2011 – AMD (NYSE:AMD) today announced revenue for the fourth quarter of 2010 of $1.65 billion, net income of $375 million, or $0.50 per share, and operating income of $413 million. The company reported non-GAAP net income of $106 million, or $0.14 per share, and non-GAAP operating income of $141 million. The non-GAAP net income and non-GAAP operating income primarily excluded a net of tax gain of $236 million, and a pre-tax gain of $283 million, respectively, that the company recognized related to a patent license and legal settlement.

For the year ended December 25, 2010, AMD reported revenue of $6.49 billion, net income of $471 million, or $0.64 per share, and operating income of $848 million. Full year non-GAAP net income was $360 million, or $0.49 per share, and operating income was $553 million.

“AMD enters 2011 with significant momentum, amplified by the successful launch of our first Fusion APUs,” said Thomas Seifert, CFO and Interim CEO. “I am confident we can drive profitable growth based on the strength of new products we will bring to market. Our customers recognize that Fusion APUs are at the core of delivering the world’s most vivid digital experiences.”

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GAAP Financial Results

	Q4-10	Q3-10	Q4-09	2010	2009
Revenue	$1.65B	$1.62B	$1.65B	$6.49B	$5.40B
Operating income (loss)	$413M	$128M	$1.29B	$848M	$664M
Net income (loss) attributable to AMD common stockholders /earnings (loss) per share	$375M/$0.50	$(118)M/$(0.17)	$1.18B/$1.52	$471M/$0.64	$304M/$0.45

Non-GAAP Financial Results1,3

	Q4-10	Q3-10	Q4-09	2010	2009
Revenue	$1.65B	$1.62B	$1.65B	$6.49B	$5.40B
Operating income (loss)	$141M	$144M	$169M	$553M	$(112)M
Net income (loss) / Earnings (loss) per share	$106M/$0.14	$108M/$0.15	$80M/$0.11	$360M/$0.49	$(351)M/$(0.52)

Quarterly Summary

•	Gross margin was 45 percent, down one percentage point sequentially primarily due to lower microprocessor average selling price (ASP).

•	Cash, cash equivalents and marketable securities balance at the end of the quarter was $1.79 billion.

•	Computing Solutions segment revenue was flat both sequentially and year-over-year.

•	Operating income was $91 million, compared with $164 million in Q3-10 and $161 million in Q4-09.

•	Microprocessor ASP decreased sequentially and was flat year-over-year. The sequential decrease was due to lower notebook and server ASPs.

•

AMD kicked off the next era of vivid computing with the launch of the industry’s first Accelerated Processing Units (APUs) aimed at providing better experiences on the types of visual and data-intensive applications that are becoming increasingly popular. Our first AMD Fusion APUs combine a low-power x86 microprocessor with DirectX®11 capable graphics to deliver optimized mobile experiences.

•	Acer, Asus, Dell, HP, Lenovo, MSI, Samsung, Sony and Toshiba plan to deliver affordable thin and light mobile PCs based on the new APUs that offer full 1080P HD experiences and long battery life.

•	Key software partners announced support for AMD Fusion APUs, including Adobe, ArcSoft, Corel, DivX and Microsoft.

•	Notebooks powered by AMD’s new APU received nine prestigious innovation awards, including best innovation and editors’ choice awards.

•	AMD introduced its fastest six- and dual-core processors with the AMD Phenom™ II X6 1100T and the AMD Phenom™ II X2 565 Black Edition processors.

•	AMD continues to be adopted in the world’s highest performance computers. AMD technology powers more top 50 supercomputers than any other processor vendor in the latest Top500 Supercomputing list.

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•

Graphics segment revenue increased nine percent sequentially and was flat year-over-year. The sequential increase was driven by increased discrete graphics processor unit ASP and a seasonally strong increase in game console revenue.

•	Operating income was $68 million, compared with $1 million in Q3-10 and $50 million in Q4-09.

•

AMD introduced its second generation of DirectX 11-capable graphics cards to widespread acclaim and market reception, receiving more than 120 awards. The unprecedented game performance, energy efficiency and unrivaled feature set drove 50 awards for the AMD Radeon™ HD 6900 series graphics alone. Popular Science magazine recognized the ATI Radeon HD 5870 Eyefinity 6 graphics card with the magazine’s coveted ‘Best of What’s New 2010’ award.

Current Outlook

AMD’s outlook statement is based on current expectations. The following statement is forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects first quarter of 2011 revenue to be flat to slightly down sequentially.

For additional detail regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter and annual financial results. AMD will provide a real time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

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Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common stockholders to Non-GAAP Net Income (Loss) 1,3

(Millions except per share amounts)	Q4-10		Q3-10		Q4-09		2010		2009
GAAP net income (loss) attributable to AMD common stockholders / Earnings (loss) per share	$375	$0.50	$(118)	$(0.17)	$1,178	$1.52	$471	$0.64	$304	$0.45
Net impact of GF/Foundry segment related items*	27	0.05	(186)	(0.25)	(138)	(0.17)	(68)	(0.09)	(823)	(1.21)
Incremental tax provision related to the formation of GLOBALFOUNDRIES	—	—	—	—	—	—	—	—	114	0.17
Net (income) loss attributable to noncontrolling interest	—	—	—	—	23	0.03	—	—	83	0.12
Class B preferred accretion	—	—	—	—	(22)	(0.03)	—	—	(72)	(0.11)
Non-GAAP net income (loss) excluding GF/Foundry segment related items	348	0.47	68	0.09	1,315	1.69	539	0.73	1,002	1.45
Amortization of acquired intangible assets	(11)	(0.01)	(16)	(0.02)	(18)	(0.02)	(61)	(0.08)	(70)	(0.10)
Legal settlements	283	0.39	—	—	1,267	1.60	283	0.39	1,267	1.87
Income tax related to legal settlement	(47)	(0.06)	—	—	—	—	(47)	(0.06)	—	—
Gain on investment sale	17	0.02	—	—	—	—	24	0.03	—	—
Gain (loss) on debt redemption	—	—	(24)	(0.03)	(11)	(0.01)	(24)	(0.03)	169	0.25
Loss from discontinued operations	—	—	—	—	(3)	—	—	—	(3)	—
Gross margin benefit from sales of inventory written down in Q4-08	—	—	—	—	—	—	—	—	171	0.25
Restructuring (charges) reversals	—	—	—	—	—	—	4	0.01	(65)	(0.10)
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	—	—	—	—	—	—	(21)	(0.03)
Incremental tax provision related to the formation of GLOBALFOUNDRIES	—	—	—	—	—	—	—	—	(114)	(0.17)
Investment net charges	—	—	—	—	—	—	—	—	(9)	(0.01)
Gain on sale of Handheld assets	—	—	—	—	—	—	—	—	28	0.04

Non-GAAP net income (loss) / Earnings (loss) per share	$106	$0.14	$108	$0.15	$80	$0.11	$360	$0.49	$(351)	$(0.52)

*	Q4-10 and Q3-10 consist of equity net income (loss) related to GLOBALFOUNDRIES. 2010 consists of $69 million gross margin benefit related to the deconsolidation of GLOBALFOUNDRIES in Q1-10, a $325 million gain on the fair value assessment of our investment in GLOBALFOUNDRIES in Q1-10, and $462 million equity net income (loss) related to GLOBALFOUNDRIES. Q4-09 and 2009 consists of the Foundry segment and Intersegment Eliminations loss.

Reconciliation of GAAP to Non-GAAP Operating Income (Loss) 1,3

(Millions)	Q4-10	Q3-10	Q4-09	2010	2009
GAAP operating income (loss)	$413	$128	$1,288	$848	$664
Gross margin benefit from sales of inventory written down in Q4-08	—	—	—	—	171
Gross margin benefit due to the deconsolidation of GLOBALFOUNDRIES	—	—	—	69	—
Amortization of acquired intangible assets	(11)	(16)	(18)	(61)	(70)
Legal settlement	283	—	1,242	283	1,242
Restructuring (charges) reversals	—	—	—	4	(65)
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	—	—	(21)
Operating income (loss) from Foundry segment and Intersegment Eliminations	—	—	(105)	—	(481)

Non-GAAP operating income (loss)	$141	$144	$169	$553	$(112)

Reconciliation of GAAP to Non-GAAP Gross Margin 1,3

(Millions, except percentages)	Q4-10	Q3-10	Q4-09	2010	2009
GAAP Gross Margin	$743	$739	$735	$2,961	$2,272
GAAP Gross Margin %	45%	46%	45%	46%	42%
Gross margin benefit from sales of inventory written down in Q4-08	—	—	—	—	171
Gross margin benefit due to the deconsolidation of GLOBALFOUNDRIES	—	—	—	69	—
Gross margin from Foundry segment and Intersegment Eliminations	—	—	56	—	159
Non-GAAP Gross Margin	$743	$739	$679	$2,892	$1,942

Non-GAAP Gross Margin %	45%	46%	41%	45%	36%

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About AMD

AMD (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its ground-breaking AMD Fusion Accelerated Processing Units (APUs). AMD’s graphics and computing technologies power a variety of devices including PCs, game consoles and the powerful computers that drive the Internet and businesses. For more information, visit http://www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its first quarter 2011 revenue and its 2011 goals, including profitable growth and the timing of the launch and ramp of new products and technologies and the features of these products as well as the timing of the launch of our customers’ products that are based on our products, and demand for the Company’s products, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected revenue in the first quarter of 2011 and beyond; demand for computers and consumer electronics products and, in turn, demand for the company's products will be lower than currently expected; customers stop buying the company's products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; there will be unexpected variations in market growth and demand for the company's products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to maintain the level of investment in research and development that is required to remain competitive; manufacturing or other costs may exceed the company’s expectations; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES' microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 25, 2010.

AMD, the AMD Arrow logo, AMD Opteron and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1

In this press release, in addition to GAAP financial results, the Company has provided non- GAAP financial measures, including for non-GAAP net income (loss) excluding GF/Foundry segment related items, non-GAAP net income (loss), non-GAAP operating income (loss), non-GAAP earnings per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables.

2	Starting in the first quarter of 2010 through December 25, 2010, the Company accounted for its investment in GLOBALFOUNDRIES (GF) under the equity method of accounting.
3	Refer to corresponding tables at the end of this press release for additional AMD data.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Year Ended
	Dec. 25,	Sept. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2010	2010	2009	2010	2009
Net revenue	$1,649	$1,618	$1,646	$6,494	$5,403

Cost of sales	906	879	911	3,533	3,131

Gross margin	743	739	735	2,961	2,272

Gross margin %	45%	46%	45%	46%	42%

Research and development	352	359	432	1,405	1,721

Marketing, general and administrative	250	236	239	934	994

Legal settlement	(283)	—	(1,242)	(283)	(1,242)

Amortization of acquired intangible assets	11	16	18	61	70

Restructuring charges (reversal)	—	—	—	(4)	65

Operating income	413	128	1,288	848	664

Interest income	2	3	3	11	16
Interest expense	(39)	(56)	(119)	(199)	(438)
Other income (expense), net	14	(6)	19	311	166

Income (loss) before equity in net income (loss) of investee and income taxes	390	69	1,191	971	408

Provision for income taxes	42	1	11	38	112

Equity in net income (loss) of investee	27	(186)	—	(462)	—

Income (loss) from continuing operations	375	(118)	1,180	471	296

Loss from discontinued operations, net of tax	—	—	(3)	—	(3)

Net income (loss)	$375	$(118)	$1,177	$471	$293

Net (income) loss attributable to noncontrolling interest	—	—	23	—	83

Class B preferred accretion	—	—	(22)	—	(72)

Net income (loss) attributable to AMD common stockholders	$375	$(118)	$1,178	$471	$304

Net income (loss) attributable to AMD common stockholders per common share

Basic
Continuing operations	$0.52	$(0.17)	$1.68	$0.66	$0.46
Discontinued operations	—	—	(0.00)	—	(0.00)

Basic net income (loss) attributable to AMD common stockholders per common share	$0.52	$(0.17)	$1.68	$0.66	$0.46

Diluted
Continuing operations	$0.50	$(0.17)	$1.52	$0.64	$0.45
Discontinued operations	—	—	(0.00)	—	(0.00)

Diluted net income (loss) attributable to AMD common stockholders per common share	$0.50	$(0.17)	$1.52	$0.64	$0.45

Shares used in per share calculation

Basic	717	713	705	711	673

Diluted	758	713	791	733	678

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(Millions except per share amounts and percentages)

	Quarter Ended									Year Ended
	Dec. 25, 2010			Sept. 25, 2010			Dec. 26, 2009			Dec. 25, 2010			Dec. 26, 2009
	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP
Net revenue	$1,649	$—	$1,649	$1,618	$—	$1,618	$1,646	$—	$1,646	$6,494	$—	$6,494	$5,403	$—	$5,403

Cost of sales	906	—	906	879	—	879	911	(56)	967	3,533	(69)	3,602	3,131	(159)	3,290

Gross margin	743	—	743	739	—	739	735	56	679	2,961	69	2,892	2,272	159	2,113

Gross margin %	45%		45%	46%		46%	45%		41%	46%		46%	42%		39%

Research and development	352	—	352	359	—	359	432	131	301	1,405	—	1,405	1,721	524	1,197

Marketing, general and administrative	250	—	250	236	—	236	239	30	209	934	—	934	994	116	878

Legal settlement	(283)	—	(283)	—	—	—	(1,242)		(1,242)	(283)	—	(283)	(1,242)	—	(1,242)

Amortization of acquired intangible assets	11	—	11	16	—	16	18		18	61	—	61	70	—	70

Restructuring charges (reversal)	—	—	—	—	—	—	—		—	(4)	—	(4)	65	—	65

Operating income (loss)	413	—	413	128	—	128	1,288	(105)	1,393	848	69	779	664	(481)	1,145

Interest income	2	—	2	3	—	3	3		3	11	—	11	16	1	15

Interest expense	(39)	—	(39)	(56)	—	(56)	(119)	(48)	(71)	(199)	—	(199)	(438)	(152)	(286)

Other income (expense), net	14	—	14	(6)	—	(6)	19	6	13	311	325	(14)	166	(55)	221

Income (loss) before equity in net income (loss) of investee and income taxes	390	—	390	69	—	69	1,191	(147)	1,338	971	394	577	408	(687)	1,095

Provision (benefit) for income taxes	42	—	42	1	—	1	11	(9)	20	38	—	38	112	136	(24)

Equity in net income (loss) of investee	27	27	—	(186)	(186)	—	—	—	—	(462)	(462)	—	—	—	—

Income (loss) from continuing operations	375	27	348	(118)	(186)	68	1,180	(138)	1,318	471	(68)	539	296	(823)	1,119

Income (loss) from discontinued operations, net of tax	—	—	—	—	—	—	(3)	—	(3)	—	—	—	(3)	—	(3)

Net income (loss)	$375	$27	$348	$(118)	$(186)	$68	$1,177	$(138)	$1,315	$471	$(68)	$539	$293	$(823)	$1,116

Net Income (loss) attributable to non-controlling interest	—			—			23			—			83

Class B preferred accretion	—			—			(22)			—			(72)

Net income (loss) attributable to AMD common stockholders	$375		$348	$(118)		$68	$1,178		$1,315	$471		$539	$304		$1,116

Non-GAAP diluted earnings per share(4)			$0.47			$0.09			$1.69			$0.73			$1.60

(1)	From March 2, 2009 through December 26, 2009, the Company consolidated the operating results of GLOBALFOUNDRIES Inc. (GF). Starting in the first fiscal quarter of 2010 the Company began to account for its investment in GF under the equity method of accounting. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results, by excluding our portion GF’s results of operations in the fourth and third fiscal quarters of 2010 and the year ended December 25, 2010, and Foundry segment and Intersegment Eliminations in the fourth fiscal quarter of 2009 and the year ended December 26, 2009.
(2)	Starting in the first fiscal quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting. From March 2, 2009 through December 26, 2009 the operating results of GF were included in the Foundry segment.
(3)	For the fourth and third quarters of 2010, the Company excluded Equity in net income (loss) of investee. For the year ended December 25, 2010, the Company also excluded the gain recognized on the fair value assessment of its investment in GF upon deconsolidation, and the gross margin benefit due to the deconsolidation of GF. For the fourth fiscal quarter of 2009 and the year ended December 26, 2009, the Company excluded the Foundry segment and Intersegment Eliminations consisting of revenues, cost of sales, and profit on inventory between the Computing Solutions and the Foundry segments.
(4)	The outstanding diluted share amount for the non-GAAP diluted earnings per share calculation for the fourth fiscal quarter of 2010 is 758 million shares, including the 24 million shares related to the Company’s 5.75% convertible notes. The outstanding diluted share amounts for non-GAAP diluted earnings per share calculation for the third fiscal quarter and year ended December 25, 2010 is 731 million shares and 733 million shares, respectively. These share amounts exclude the 24 million shares related to the Company’s 5.75% convertible notes because the inclusion of these shares would be anti-dilutive.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Dec. 25, 2010	Sept. 25, 2010	Dec. 26, 2009*
Assets

Current assets:
Cash, cash equivalents and marketable securities	$1,789	$1,726	$2,676
Accounts receivable, net	968	765	745
Inventories, net	632	622	567
Deferred income taxes	—	—	9
Prepaid expenses and other current assets	205	99	278

Total current assets	3,594	3,212	4,275
Property, plant and equipment, net	700	723	3,809
Acquisition related intangible assets, net	37	48	98
Goodwill	323	323	323
Other assets	310	289	573

Total Assets	$4,964	$4,595	$9,078

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$376	$464	$647
Accounts payable to GLOBALFOUNDRIES	205	216	—
Accrued liabilities	698	601	795
Deferred income on shipments to distributors	143	137	121
Other short-term obligations	229	209	171
Current portion of long-term debt and capital lease obligations	4	3	308
Other current liabilities	19	35	168

Total current liabilities	1,674	1,665	2,210

Deferred income taxes	—	—	197
Long-term debt and capital lease obligations, less current portion	2,188	2,185	4,252
Other long-term liabilities	82	102	695
Noncontrolling interest	—	—	1,076
Accumulated loss in excess of investment in GLOBALFOUNDRIES	7	29	—

Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Capital in excess of par value	6,575	6,540	6,524
Treasury stock, at cost	(102)	(102)	(98)
Retained earnings (deficit)	(5,468)	(5,843)	(5,939)
Accumulated other comprehensive income	1	12	154

Total stockholders’ equity	1,013	614	648

Total Liabilities and Stockholders’ Equity	$4,964	$4,595	$9,078

*	Includes the account balances of GF which were deconsolidated as of the beginning of the first quarter of 2010.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended	Year Ended
	Dec. 25, 2010	Dec. 25, 2010
Cash flows from operating activities:
Net income (loss)	$375	$471
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in net income (loss) of investee	(27)	462
Gain on deconsolidation of GLOBALFOUNDRIES	—	(325)
Depreciation and amortization	89	383
Compensation recognized under employee stock plans	22	87
Non-cash interest expense	5	30
Loss on debt redemption	—	24
Provision for deferred income taxes	7	5
Amortization of foreign grant	(7)	(16)
Net gain on sale of marketable securities	(9)	(17)
Other	(13)	(15)
Changes in operating assets and liabilities (excludes the effects of deconsolidation):
Accounts receivable	(465)	(1,138)
Inventories	(10)	(144)
Prepaid expenses and other current assets	(111)	(97)
Other assets	(2)	11
Accounts payable to GLOBALFOUNDRIES	(11)	55
Income taxes payable	(1)	2
Accounts payable, accrued liabilities and other	(55)	(190)

Net cash used in operating activities	(213)	(412)

Cash flows from investing activities:
Purchases of property, plant and equipment	(38)	(148)
Purchases of available-for-sale securities	(485)	(1,800)
Cash decrease due to deconsolidation of GLOBALFOUNDRIES	—	(904)
Proceeds from sale of property, plant and equipment	—	1
Proceeds from sale and maturity of available-for-sale securities	424	1,640
Proceeds from sale of trading securities	—	69
Other	(4)	19

Net cash used in investing activities	(103)	(1,123)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance cost	297	1,520
Net proceeds from foreign grants	8	19
Proceeds from issuance of AMD common stock	6	15
Repayments of debt and capital lease obligations	(16)	(1,074)
Other	7	4

Net cash provided by financing activities	302	484

Net decrease in cash and cash equivalents	(14)	(1,051)

Cash and cash equivalents at beginning of period	620	1,657

Cash and cash equivalents at end of period	$606	$606

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Year Ended
Segment and Category Information	Dec. 25, 2010	Sept. 25, 2010	Dec. 26, 2009	Dec. 25, 2010	Dec. 26, 2009

Computing Solutions (1)
Net revenue	$1,219	$1,226	$1,220	$4,817	$4,170
Operating income (loss)	91	164	161	529	142

Graphics (2)
Net revenue	424	390	421	1,663	1,167
Operating income (loss)	68	1	50	149	35

All Other (3)
Net revenue	6	2	5	14	66
Operating income (loss)	254	(37)	1,182	170	968

Subtotal (excludes Foundry segment and Intersegment Eliminations)
Net revenue	1,649	1,618	1,646	6,494	5,403
Operating income (loss)	413	128	1,393	848	1,145

Foundry (4)
Net revenue	—	—	309	—	1,101
Operating income (loss)	—	—	(99)	—	(433)

Intersegment Eliminations (5)
Net revenue	—	—	(309)	—	(1,101)
Operating income (loss)	—	—	(6)	—	(48)

Total AMD
Net revenue	$1,649	$1,618	$1,646	$6,494	$5,403
Operating income (loss)	$413	$128	$1,288	$848	$664

Other Data
Depreciation and amortization (excluding amortization of acquired intangible assets)	$78	$79	$266	$322	$1,058
Capital additions	$38	$31	$173	$148	$466
Headcount (excludes Foundry segment)	11,068	11,021	10,352	11,068	10,352

AMD non-GAAP comparison*
Depreciation and amortization
(excluding amortization of acquired intangible assets)	$78	$79	$95	$322	$398
Capital additions	$38	$31	$37	$148	$88
Adjusted EBITDA (6)	$241	$245	$282	$1,031	$527
Cash, cash equivalents and marketable securities (7)	$1,789	$1,726	$1,772	$1,789	$1,772
Adjusted free cash flow (8)	$11	$91	N/A	$355	N/A
Total assets (7)	$4,964	$4,595	$4,846	$4,964	$4,846
Long-term debt and capital lease obligations (7)	$2,192	$2,188	$2,607	$2,192	$2,607

*	2009 periods exclude Foundry segment and Intersegment Eliminations

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.
(3)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category is a gross margin benefit from the deconsolidation of GF, amortization of acquired intangible assets, restructuring charges and GF formation costs. The All Other category also includes the results of our Handheld business unit.
(4)	In 2009, Foundry segment included the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GF from March 2, 2009 to December 26, 2009. Starting with the first quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting.
(5)	In 2009, Intersegment Eliminations represented eliminations in revenue and in cost of sales and profits on inventory between the Computing Solutions segment and the Foundry segment. For the fiscal quarter and the year ended December 26, 2009, intersegment eliminations of revenue was $309 million and $1,101 million, respectively. For the fiscal quarter and year ended December 26, 2009, intersegment eliminations of cost of sales and profits on inventory was $303 million and $1,053 million, respectively.

(6)	AMD reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Year Ended
	Q410	Q310	Q409	2010	2009
GAAP operating income (loss)	$413	$128	$1,288	$848	$664
Foundry segment and Intersegment Eliminations operating loss	—	—	105	—	481
Legal settlement	(283)	—	(1,242)	(283)	(1,242)
Depreciation and amortization	78	79	95	322	398
Employee stock-based compensation expense	22	22	18	87	70
Amortization of acquired intangible assets	11	16	18	61	70
Restructuring charges (reversals)	—	—	—	(4)	65
GF formation costs	—	—	—	—	21

Adjusted EBITDA	$241	$245	$282	$1,031	$527

(7) Reconciliation of select balance sheet items

	Quarter Ended Q409
	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt and capital lease obligations**
AMD GAAP	$2,676	$9,078	$4,560
Foundry segment and Intersegment Eliminations	(904)	(4,232)	(1,953)

AMD Non-GAAP	$1,772	$4,846	$2,607

(8) Non-GAAP adjusted free cash flow reconciliation***

	Quarter Ended		Year Ended
	Q410	Q310	2010
GAAP net cash used in operating activities	$(213)	$(124)	$(412)
Non-GAAP adjustment	262	246	915

Non-GAAP net cash provided by operating activities	49	122	503
Purchases of property, plant and equipment	(38)	(31)	(148)

Non-GAAP adjusted free Cash Flow	$11	$91	$355

*	Starting with the quarter ended December 26, 2009, the Company presented “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company was determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition: for the fourth fiscal quarter of 2010, the Company included an adjustment related to its legal settlement with a third party; for the fourth fiscal quarter of 2009, the Company included an adjustment related to its legal settlement with Intel and for Foundry segment and Intersegment Eliminations operating loss; for fiscal 2010, the Company included adjustments related to its legal settlement with a third party and for certain restructuring reversals; and for fiscal 2009, the Company included adjustments related to its legal settlement with Intel, Foundry segment and Intersegment Eliminations operating loss, certain restructuring charges and GF formation costs. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Long-term debt and capital lease obligations also includes the current portion.
***	Starting in the first quarter of 2010, the Company presents non-GAAP adjusted free cash flow as a supplemental measure of its performance. In 2008 and 2009 the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries, (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sell to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under U.S. GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount is then further adjusted by subtracting capital expenditures. Generally, under U.S. GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP Adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP Adjusted Free Cash Flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.